Exhibit 99.3

SHARING ECONOMY INTERNATIONAL INC. Unaudited Pro forma Financial Information

SHARING ECONOMY INTERNATIONAL INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2019

(Unaudited)

	Historical	Historical
	SEII	Peak Equity	Pro Forma Adjustments	Note	ProForma Condensed Combined

ASSETS
Current assets:
Cash and cash equivalents	$187,745	$44,481		(a)	$232,226
Accounts receivable, net	475,942	-			475,942
Note receivable	147,136	-			147,136
Inventories, net	2,052,312	-			2,052,312
Deposit and prepayments	1,793,617	114,486			1,908,103
Marketable securities, available-for-sale	-	75,000			75,000
Assets of discontinued operations	205,657	-			205,657

Total current assets	4,862,409	233,967			5,021,376

Non-current assets:
Plant and equipment	6,045,537	997			6,045,537
Intangible assets	3,316,483	-	1,800,000,000	(b)	1,803,316,483

TOTAL ASSETS	$14,224,429	$234,964			$1,814,459,393

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$2,464,001	$2,587			$2,466,588
Bank note and convertible note payable	929,655	-			929,655
Accrued liabilities and other payables	433,638	-			433,638
Amounts due to related parties	1,745,444	54,128			1,799,572
Tax payable	57,889	101,839			159,728
Bank loans	1,554,247	113,831			1,668,078
Liabilities of discontinued operations	258,974	-			258,974

Total current liabilities	7,443,848	272,385			7,716,233

Non-current liabilities:
Bank loans	119,574	4,979,259			5,098,833

Total liabilities	7,563,422	5,251,644			12,815,066

Stockholder’s deficit:
Preferred stock	-	-
Common stock	9,278	100	7,199,900	(a)	7,209,278
Additional paid-in capital	58,301,021	-	1,797,816,780	(a)	1,856,117,801
Statutory reserve	2,352,592	-			2,352,592
Accumulated other comprehensive loss	2,440,621	42,279	(42,279)	(a)	2,440,621
Accumulated deficit	(55,594,946)	(5,059,059)	(4,974,401)	(a), (b)	(65,628,406)
	7,508,566	(5,016,680)			1,802,491,886
Non-controlling interest	(847,559)	-			(847,559)
Total stockholder’s deficit	6,661,007	(5,016,680)			1,801,644,327
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$14,224,429	$234,964			$1,814,459,393

SHARING ECONOMY INTERNATIONAL INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE PERIOD ENDED SEPTEMBER 30, 2019

(Unaudited)

	Historical	Historical
	SEII	Peak Equity	Pro forma Adjustment		Pro Forma Condensed Combined

Revenues, net	$5,244,065	$676,590	(676,590	)(c)		$5,244,065

Cost of revenue	(10,104,431)	-				(10,104,431)

Gross loss	(4,860,366)	676,590				(4,860,366)

Operating expenses:
General and administrative expenses	(5,530,556)	(242,030)	676,590	(c)		(5,093,219)
Bad debt expense	(4,307,234)	-				(4,307,234)
Impairment loss	(13,355,958)	-				(13,355,958)
Total operating expenses	(23,193,748)	(242,030)				(22,759,188)

(Loss) income from operations	(28,054,114)	434,560				(27,619,554)

Other Income (Expense)
Impairment loss on goodwill	-	-	(5,016,680	)(b)		(5,016,680)
Interest expense	(345,083)	(11,744)				(345,083)
Interest income	856	1				856
Other expense	(9,440)					(9,440)
Total other expense	(353,667)	(11,743)				(5,382,090)

(LOSS) INCOME BEFORE INCOME TAXES	(28,407,781)	422,817				(33,001,644)

Income tax expense	-	(74,393)				(74,393)

NET (LOSS) INCOME	$(28,407,781)	$348,424				$(33,076,037)

Net loss per share	$(3.20)				$	#(0.00)

Weighted average shares outstanding	8,866,755					7,208,866,755

#	Less than $0.001 per share

SHARING ECONOMY INTERNATIONAL INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF SEPTEMBER 30, 2019

(Unaudited)

NOTE 1 – BACKGROUND OF ORGANIZATION

On December 27, 2019, Sharing Economy International Inc. or the Company or SEII completed the Acquisition of Peak Equity International Limited and Subsidiaries (collectively “Peak Equity”) (the “Acquisition”) for its 100% equity interest. The consideration of the Acquisition totaled approximately 7,200,000,000 shares of the Company’s common stock, at the price of $0.25, equal to $1,800,000,000.

This Acquisition is considered as related party transaction, whereas Ms. Deborah Yuen (a spouse of Mr Chan Tin Chi), an affiliate of YSK 1860 Co., Limited, which is a shareholder of the Company, previously controlled Peak Equity during 2017 and 2018.

NOTE 2 – BASIS OF PRESENTATION

The historical consolidated financial statements of the Company are presented in U.S. dollars and have been prepared in accordance with U.S. GAAP. The historical combined financial statements of Peak Equity are presented in U.S. dollars and have been prepared in accordance with U.S. GAAP. The Unaudited Pro Forma Financial Statements reflect adjustments to the Company’s historical financial data to give effect to the Acquisition as if they had occurred on September 30, 2019 for the pro forma condensed combined balance sheet and as if they had occurred on January 1, 2019 for the pro forma condensed combined statements of operations.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with SEII’s historical financial statements included elsewhere in this Amendment to the Current Statement on Form 8-K for the years ended December 31, 2018 and 2017, as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on September 30, 2019, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

The Unaudited Pro Forma Financial Statements do not reflect the realization of any expected cost savings or other synergies from the Acquisition, including as a result of restructuring activities and other cost savings initiatives planned subsequent to the completion of the Acquisition. Although management believes such cost savings and other synergies will be realized following the Acquisition, there can be no assurance that these cost savings or any synergies will be achieved in full or at all. In addition, the unaudited Pro Forma Financial Statements do not reflect the estimated restructuring charges contemplated in association with any such cost savings. Such charges will be expensed in the appropriate accounting periods following the completion of the Acquisition.

The Acquisition will be accounted for in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805, Business Combinations, using the reverse acquisition method whereas Peak Equity is considered as the accounting acquiror and the Company as the acquired party. The assets and liabilities of Peak Equity, including identifiable intangible assets, have been measured using preliminary estimates based on assumptions that management believes are reasonable and are consistent with the information currently available. Determining the fair value of intangible assets acquired requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items. The use of different estimates and judgments could yield materially different results.

SHARING ECONOMY INTERNATIONAL INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF SEPTEMBER 30, 2019

(Unaudited)

NOTE 3 – PURCHASE PRICE ALLOCATION

The following is a preliminary estimate of the Acquisition consideration as it relates to the acquisition of Peak Equity by the Company.

The excess of the purchase price has been allocated to goodwill. The purchase price allocation as included in the Unaudited Pro Forma Financial Statements is preliminary and is subject to the final purchase consideration and the final management estimate. This could result in material adjustment to the amounts included herein. The preliminary estimate of the net assets acquired and liabilities assumed as part of the Acquisition is as follows:

US$
Book value of net assets acquired at September 30, 2019
Acquired assets	$234,964
Assumed liabilities	(5,497,805)
(5,262,841)
Fair value of identifiable intangible assets:
Business know-how	1,600,000,000
Technology platform	200,000,000
All net assets acquired, total	1,794,737,159
Goodwill recorded	5,262,841
Total consideration allocated	$1,800,000,000

NOTE 4 – PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the Acquisition was completed on September 30, 2019 for combined purpose and reflects the following pro forma adjustment(s):

(a)	Amounts reflect the identifiable intangible assets and goodwill attributable to the Acquisition
(b)	Amount reflect the impairment loss on goodwill arising from business combination of $5,016,680
(c)	Amount reflect the elimination of inter-company transactions

NOTE 5 – PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share, giving effect to the Acquisition have been computed as follows:

Net loss		$(33,076,037)

Net loss per share – Basic and diluted	$	#(0.00)

Weighted average number of shares deemed issued and outstanding		7,208,866,755

#	Less than $0.001 per share

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